MAXWELL TECHNOLOGIES REPORTS 2015 FINANCIAL RESULTS

Exhibit 99.1
NEWS RELEASE

For Immediate Release
MAXWELL REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS
~ Provides Business Outlook for First Quarter 2016 ~
Fourth Quarter 2015 Highlights

•	11% increase in sequential quarterly revenue driven by strong ultracapacitor sales

•	Better than expected non-GAAP operating expense in the quarter achieved through continued cost discipline and focus on operating efficiencies

Full Year 2015 Highlights

•	Successfully navigated global restructuring to improve cost structure and accelerate path to profitability

•	Announced effort to consolidate U.S. manufacturing facilities, expect to complete in first quarter 2016

•	Initiated process to divest non-strategic Microelectronics product line

•	Delivered innovation and technology advancements to diversify business into higher growth opportunities

•	Maintained solid balance sheet, ending year with $25 million in cash and no debt
Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EDT today at http://investors.maxwell.com.
SAN DIEGO - February 16, 2016 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported operational and financial results for the three months and year ended December 31, 2015. Total revenues for the fourth quarter of 2015 were $49.8 million, compared with $45.1 million for the third quarter of 2015 and $52.9 million for the prior year quarter. Fourth quarter ultracapacitor revenue was $37.3 million, an increase of 17% from the third quarter of 2015 and a decrease of 9% from the prior year quarter. The Company reported $3.9 million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the fourth quarter of 2015, compared with $3.8 million for the third quarter of 2015 and $4.6 million for the prior year quarter. Net loss for the fourth quarter of 2015 was $2.2 million, compared with $1.4 million for the third quarter of 2015 and $2.1 million for the prior year quarter. Non-GAAP net income for the fourth quarter of 2015 was $588,000, compared with $234,000 for the third quarter of 2015 and $506,000 for the prior year quarter.
"During the fourth quarter of 2015, we continued to implement changes to reduce costs, accelerate innovation, and diversify our business, further positioning Maxwell for sustainable growth and value creation," said Dr. Franz Fink, Maxwell's president and chief executive officer. "Our fourth quarter results demonstrate that we are taking the right steps to unlock the value of our unique technologies. We achieved revenue at the top end of our guidance, driven by strong demand in the China hybrid bus market, and we made significant progress transitioning to higher growth opportunities, as well as penetrating into other key markets. We are building on strong momentum and are more confident than ever that Maxwell is poised to deliver significant value for our customers and shareholders in the years ahead."

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MAXWELL TECHNOLOGIES REPORTS 2015 FINANCIAL RESULTS

Financial Results and Operating Metrics (1)
(Unaudited; in millions, except for per share amounts)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Total revenue	$49,830	$45,076	$52,918	$167,372	$186,586
Ultracapacitor revenue	$37,331	$31,801	$40,918	$114,525	$135,637
High-Voltage revenue	$8,900	$10,275	$9,847	$41,718	$40,361
Microelectronics revenue	$3,599	$3,000	$2,153	$11,129	$10,588
Non-GAAP gross margin	29.1%	32.3%	35.3%	31.1%	37.1%
Operating income (loss)	$(1,523)	$(651)	$670	$(17,005)	$(899)
Non-GAAP operating income (loss)	$1,232	$1,032	$1,704	$(7,626)	$3,068
Adjusted EBITDA	$3,872	$3,765	$4,646	$3,491	$14,430
Net loss	$(2,167)	$(1,449)	$(2,118)	$(22,333)	$(6,272)
Non-GAAP net income (loss)	$588	$234	$506	$(10,869)	$(715)
Non-GAAP net income (loss) per share
Basic and diluted	$0.02	$0.01	$0.02	$(0.35)	$(0.02)
Net cash provided by (used in) operating activities	$850	$7,406	$(12,414)	$9,380	$(6,163)
Cash purchases of property and equipment	$1,364	$562	$1,780	$4,143	$6,975
Cash, cash equivalents and restricted cash	$24,782	$25,213	$24,732	$24,782	$24,732

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
Discussion of Financial and Operational Results for the Quarter
Revenue and Non-GAAP Gross Margin

•	Total revenue for the fourth quarter of 2015 was $49.8 million, compared with $45.1 million for the third quarter of 2015, primarily due to increases in ultracapacitor and microelectronics revenue.

◦	Ultracapacitor revenue for the fourth quarter of 2015 was $37.3 million, compared with $31.8 million for the third quarter of 2015, primarily driven by increased demand in the China hybrid bus market.

◦	High-voltage revenue was $8.9 million for the fourth quarter of 2015, compared with $10.3 million for the third quarter of 2015, primarily driven by reduced government spending in certain markets.

◦	Microelectronic revenue for the fourth quarter of 2015 was $3.6 million, compared with $3.0 million for the third quarter of 2015.

•
Non-GAAP gross margin for the fourth quarter of 2015 was 29.1%, a decrease when compared with the third quarter of 2015, reflecting a product mix shift toward ultracapacitors sold into the China hybrid bus market, and certain one-time charges in the quarter.

Adjusted EBITDA & Operating Expense

•
Adjusted EBITDA for the fourth quarter of 2015 was $3.9 million, compared with $3.8 million for the third quarter of 2015. The quarter-over-quarter increase was primarily driven by reductions in operating expenses due to ongoing cost reduction efforts, partially offset by lower gross margins.

•
Operating expense for the fourth quarter of 2015 was $15.8 million, compared with $14.9 million for the third quarter of 2015, primarily driven by higher legal expenses associated with previously disclosed SEC and FCPA matters and shareholder proxy advisement fees. Additionally, the third quarter of 2015 had the benefit of a one-time China VAT refund of $474,000.

•
Non-GAAP operating expense for the fourth quarter of 2015 was $13.2 million compared with $13.5 million for the third quarter of 2015 and excludes stock-based compensation, legal expenses associated with SEC and FCPA matters, and other non-standard charges not reflective of the on-going costs to run the business.

•
Operating loss for the fourth quarter of 2015 was $1.5 million, compared with an operating loss of $651,000 for the third quarter of 2015. The quarter-over-quarter increase was primarily driven by higher costs associated with SEC and FCPA matters and shareholder proxy advisement fees. Additionally, the third quarter of 2015 had the benefit of a one-time China VAT refund of $474,000.

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MAXWELL TECHNOLOGIES REPORTS 2015 FINANCIAL RESULTS

•	Non-GAAP operating income for the fourth quarter of 2015 was $1.2 million compared with $1.0 million for the third quarter of 2015.

•	Net loss for the fourth quarter of 2015 was $2.2 million, or $(0.07) per share, compared with a net loss of $1.4 million, or $(0.05) per share, for the third quarter of 2015.

•	Non-GAAP net income for the fourth quarter of 2015 was $588,000 compared with $234,000 for the third quarter of 2015.
Capital Expenditures

•	Capital expenditures during the fourth quarter of 2015 were $1.4 million, compared with $562,000 for the third quarter of 2015.
Business Outlook

•	Total revenue for the first quarter of 2016 is expected to be in the range of $34 million to $36 million.

•	Non-GAAP gross margin for the first quarter of 2016 is expected to be in the range of 30% to 32%.

•	Non-GAAP operating expense for the first quarter of 2016 is expected to be approximately $13.5 million.
Other Business & Operational Highlights

•	Maxwell ultracapacitors selected as a standard component of the energy-storage system used to power light-rail cars in new tramways and catenary-free light-rail lines by CAF Power & Automation.
Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EDT / 2:00 p.m. PDT today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers, and entering the conference ID, MAXWELL.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-hardened microelectronic products for satellites and spacecraft include single board computers and components incorporating our proprietary RADPAK® packaging and shielding technology that enables them to perform reliably in space. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of comprehensive income or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense, significant non-standard tax charges, significant non-standard legal expenses, and restructuring-related costs.

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MAXWELL TECHNOLOGIES REPORTS 2015 FINANCIAL RESULTS

In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.
Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Downward pressures on product pricing from increased competition and potential shift in sales mix with respect to low margin and high margin business;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Risk that activist stockholders attempt to effect changes to our company which could adversely affect our corporate governance;

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of February 16, 2016. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Media & Investor Contact: Amy Wakeham, +1 858.503.3359; awakeham@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue	$49,830	$45,076	$52,918	$167,372	$186,586
Cost of revenue	35,580	30,820	34,415	116,410	118,143
Gross profit	14,250	14,256	18,503	50,962	68,443
Operating expenses:
Selling, general and administrative	10,589	9,070	10,830	40,758	43,022
Research and development	5,068	5,781	7,003	24,697	26,320
Restructuring and exit costs	116	56	—	2,512	—
Total operating expenses	15,773	14,907	17,833	67,967	69,342
Income (loss) from operations	(1,523)	(651)	670	(17,005)	(899)
Interest expense, net	77	25	53	266	169
Amortization of prepaid debt costs	6	5	5	18	20
Foreign currency losses (gains)	125	(97)	324	441	838
Income (loss) before income taxes	(1,731)	(584)	288	(17,730)	(1,926)
Income tax provision	436	865	2,406	4,603	4,346
Net loss	$(2,167)	$(1,449)	$(2,118)	$(22,333)	$(6,272)
Net loss per common share:
Basic and diluted	$(0.07)	$(0.05)	$(0.07)	$(0.73)	$(0.21)
Weighted average common shares outstanding:
Basic and diluted	31,534	31,529	29,301	30,716	29,216

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$24,382	$24,732
Restricted cash	400	—
Trade and other accounts receivable, net	43,172	43,698
Inventories, net	39,055	44,856
Prepaid expenses and other current assets	2,593	2,426
Total current assets	109,602	115,712
Property and equipment, net	32,324	39,223
Goodwill	23,635	23,599
Pension asset	5,849	7,362
Other non-current assets	603	704
Total assets	$172,013	$186,600

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$33,985	$27,011
Accrued employee compensation	6,672	9,348
Deferred revenue and customer deposits	3,066	703
Short-term borrowings and current portion of long-term debt	42	15,549
Deferred tax liability	—	1,111
Total current liabilities	43,765	53,722
Deferred tax liability, long-term	6,076	3,304
Long-term debt, excluding current portion	49	20
Other long-term liabilities	2,947	2,601
Total liabilities	52,837	59,647
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 31,782 and 29,846 shares issued and outstanding at December 31, 2015 and 2014, respectively	3,176	2,982
Additional paid-in capital	291,505	277,314
Accumulated deficit	(180,399)	(158,066)
Accumulated other comprehensive income	4,894	4,723
Total stockholders' equity	119,176	126,953
Total liabilities and stockholders' equity	$172,013	$186,600

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)
(Unaudited)

	Years Ended December 31,
	2015	2014
Operating activities:
Net loss	$(22,333)	$(6,272)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	11,385	11,159
Amortization of intangible assets	166	203
Amortization of prepaid debt costs	18	20
Loss on lease due to restructuring	1,043	—
Pension cost	412	319
Stock-based compensation expense	3,946	3,967
Unrealized loss (gain) on foreign currency exchange rates	1,631	(2,126)
Release of tax valuation allowance	(170)	—
Provision for losses on accounts receivable	281	20
Provision for losses on inventory	541	910
Provision for warranties	1,327	717
Changes in operating assets and liabilities:
Trade and other accounts receivable	315	(15,100)
Inventories	5,251	(1,520)
Prepaid expenses and other assets	(53)	(99)
Pension asset	(650)	(724)
Deferred tax liability	2,017	2,250
Accounts payable and accrued liabilities	5,031	144
Deferred revenue and customer deposits	2,362	46
Accrued employee compensation	(2,670)	651
Other long-term liabilities	(470)	(728)
Net cash provided by (used in) operating activities	9,380	(6,163)
Investing activities:
Purchases of property and equipment	(4,143)	(6,975)
Net cash used in investing activities	(4,143)	(6,975)
Financing activities:
Principal payments on long-term debt and short-term borrowings	(18,845)	(7,164)
Proceeds from long-term and short-term borrowings	3,040	15,279
Proceeds from issuance of common stock under equity compensation plans	875	1,448
Proceeds from sale of common stock, net of offering costs	9,564	—
Restricted cash - compensating balance	(400)	—
Net cash provided by (used in) financing activities	(5,766)	9,563
Decrease in cash and cash equivalents from operations	(529)	(3,575)
Effect of exchange rate changes on cash and cash equivalents	179	(2,340)
Decrease in cash and cash equivalents	(350)	(5,915)
Cash and cash equivalents at beginning of year	24,732	30,647
Cash and cash equivalents at end of year	$24,382	$24,732

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Gross Profit Reconciliation:
GAAP gross profit		$14,250	$14,256	$18,503	$50,962	$68,443
Stock-based compensation expense	A	105	186	153	644	740
Accelerated depreciation	D	125	125	—	434	—
Non-GAAP gross profit		$14,480	$14,567	$18,656	$52,040	$69,183
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$15,773	$14,907	$17,833	$67,967	$69,342
Stock-based compensation expense	A	(935)	(869)	(881)	(3,302)	(3,227)
Restructuring and exit costs	C	(116)	(56)	—	(2,512)	—
CFO transition	E	—	—	—	(284)	—
VAT refund	F	—	474	—	474	—
Shareholder proxy advisement fees	G	(250)	—	—	(250)	—
Legal costs for SEC and FCPA matters	H	(1,224)	(921)	—	(2,427)	—
Non-GAAP total operating expenses		$13,248	$13,535	$16,952	$59,666	$66,115
Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$(1,523)	$(651)	$670	$(17,005)	$(899)
Stock-based compensation expense	A	1,040	1,055	1,034	3,946	3,967
Restructuring and exit costs	C	116	56	—	2,512	—
Accelerated depreciation	D	125	125	—	434	—
CFO transition	E	—	—	—	284	—
VAT refund	F	—	(474)	—	(474)	—
Shareholder proxy advisement fees	G	250	—	—	250	—
Legal costs for SEC and FCPA matters	H	1,224	921	—	2,427	—
Non-GAAP income (loss) from operations		$1,232	$1,032	$1,704	$(7,626)	$3,068
Adjusted EBITDA Reconciliation:
GAAP net loss		$(2,167)	$(1,449)	$(2,118)	$(22,333)	$(6,272)
Add back:
Interest expense, net		77	25	53	266	169
Amortization of prepaid debt costs		6	5	5	18	20
Income tax provision		436	865	2,406	4,603	4,346
Depreciation		2,752	2,807	2,892	11,385	11,159
Amortization of intangible assets		13	51	50	166	203
EBITDA		1,117	2,304	3,288	(5,895)	9,625
Foreign currency exchange gains and losses, net		125	(97)	324	441	838
Stock-based compensation expense	A	1,040	1,055	1,034	3,946	3,967
Restructuring and exit costs	C	116	56	—	2,512	—
CFO transition	E	—	—	—	284	—
VAT refund	F	—	(474)	—	(474)	—
Shareholder proxy advisement fees	G	250	—	—	250	—
Legal costs for SEC and FCPA matters	H	1,224	921	—	2,427	—
Adjusted EBITDA		$3,872	$3,765	$4,646	$3,491	$14,430

		Three Months Ended			Twelve Months Ended
		December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net Income (Loss) Reconciliation:
GAAP net loss		$(2,167)	$(1,449)	$(2,118)	$(22,333)	$(6,272)
Stock-based compensation expense	A	1,040	1,055	1,034	3,946	3,967
Tax impact of potential cash repatriation	B	—	—	1,590	2,085	1,590
Restructuring and exit costs	C	116	56	—	2,512	—
Accelerated depreciation	D	125	125	—	434	—
CFO transition	E	—	—	—	284	—
VAT refund	F	—	(474)	—	(474)	—
Shareholder proxy advisement fees	G	250	—	—	250	—
Legal costs for SEC and FCPA matters	H	1,224	921	—	2,427	—
Non-GAAP net income (loss)		$588	$234	$506	$(10,869)	$(715)
Net Income (Loss) per Share Reconciliation:
GAAP net loss per basic share		$(0.07)	$(0.05)	$(0.07)	$(0.73)	$(0.21)
Stock-based compensation expense	A	0.04	0.03	0.04	0.13	0.14
Tax impact of potential cash repatriation	B	—	—	0.05	0.07	0.05
Restructuring and exit costs	C	*	*	—	0.08	—
Accelerated depreciation	D	*	0.01	—	0.01	—
CFO transition	E	—	—	—	0.01	—
VAT refund	F	—	(0.01)	—	(0.01)	—
Shareholder proxy advisement fees	G	0.01	—	—	0.01	—
Legal costs for SEC and FCPA matters	H	0.04	0.03	—	0.08	—
Non-GAAP net income (loss) per diluted share		$0.02	$0.01	$0.02	$(0.35)	$(0.02)
Weighted average common shares outstanding:
Basic		31,534	31,529	29,301	30,716	29,216
Diluted		31,680	31,561	29,515	30,716	29,216

*	Net income (loss) effect of this reconciling item was less than $0.01 per share.

See notes on next page

MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended			Twelve Months Ended
		December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	Cost of revenue	$105	$186	$153	$644	$740
	Selling, general and administrative	770	708	658	2,502	2,362
	Research and development	165	161	223	800	865
	Total stock-based compensation expense	$1,040	$1,055	$1,034	$3,946	$3,967

(B)
During the three months ended December 31, 2014 and the years ended December 31, 2015 and 2014, the Company recorded tax charges of $1.6 million, $2.1 million and $1.6 million, respectively, associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.

(C)
During the three months ended December 31, 2015 and September 30, 2015 and the year ended December 31, 2015, the Company recorded restructuring charges of $116,000, $56,000 and $2.5 million, respectively.

(D)
During the three months ended December 31, 2015 and September 30, 2015 and the year ended December 31, 2015, the Company recorded accelerated depreciation charges of $125,000, $125,000 and $434,000, respectively, related to the adjustment of the remaining useful life for certain manufacturing equipment.

(E)	During the year ended December 31, 2015, the Company recorded one-time severance charges of $284,000 related to the departure of its former CFO.

(F)
During the three months ended September 30, 2015 and the year ended December 31, 2015, the Company received a refund of $474,000 in previously paid value-added-tax (VAT) related to its operations in China.

(G)	Shareholder proxy advisement fees represent external advisor expenses incurred in connection with preparing for the Company's 2016 shareholder proxy and annual meeting.

(H)
Legal costs for the FCPA and SEC matters represent external legal expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.